LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE

I, Karen Hon, as an officer or director of SVB Financial Group and subsidiaries, appoint Annie Loo, Connie Lam, Desiree Combs, and Wei Sun each of them, my true and lawful attorney-in-fact and agent to complete and execute Forms 144, Forms 3, 4 and 5 and other forms as the attorney determines in his or her discretion are required or advisable pursuant to Rule 144 under the Securities Act of 1933 (as amended), Section 16 of the Securities Exchange Act of 1934 (as amended) or the Securities and Exchange Commission's rules and regulations, or any successor laws or regulations, as a consequence of my ownership, acquisition or disposition of securities of SVB Financial Group, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, and other person or agency as the attorney deems appropriate. I ratify and confirm all that the attorneys-in-act and agents do or cause to be done.

This Limited Power of Attorney is executed in Tempe, Arizona as of the date below and shall remain effective unless I am no longer required to complete said forms or until my revocation in writing of this Limited Power of Attorney.

I, Karen Hon, the principal, sign my name to this power of attorney this _5_ day of September 2019 and, being first duly sworn, do declare to the undersigned authority that I sign and execute this instrument as my power of attorney and that I sign it willingly, or willingly direct another to sign for me, that I execute it as my free and voluntary act for the purposes expressed in the power of attorney, and that as required by A.R.S. (S) 14-5501, I am eighteen years of age or older, of sound mind, and under no constraint or undue influence.


/s/Karen Hon
__________________________
Karen Hon (Principal)


I, Wei Sun, the witness, sign my name to the foregoing power of attorney being first duly sworn, and do declare to the undersigned authority the principal signs and executes this instrument as the principal's power of attorney and that the principal signs it willingly, or willingly directs another to sign for the principal, and that I, in the presence and hearing of the principal sign this power of attorney as witness to the principal's signing, and to the best of my knowledge the principal is eighteen years of age or older, of sound mind, and under no constraint or undue influence.


/s/Wei Sun
____________________________
Wei Sun (Witness)


STATE OF ARIZONA

COUNTY OF MARICOPA

Subscribed, sworn to or affirmed, and acknowledged before me by Karen Hon, the Principal, and subscribed and sworn to or affirmed before me by Wei Sun, witness, this __5__ day of September 2019.



				/s/Andrea Richardson FKA A Meyer
				________________________________
					Notary Public